Exhibit 99.1

Innovus Pharma Enters Into License and Distribution Agreement with Acerus Pharmaceuticals for the Commercialization of UriVarx® in Canada

The Company to Receive an Upfront Payment and Minimum Order Quantities at a Pre-Agreed Transfer Price Plus up to CAD$1.65 Million in Sale Milestone Payments

San Diego, CA, January 8, 2018 – Innovus Pharmaceuticals, Inc. ("Innovus Pharma" or the “Company”) (OTCQB Venture Market: INNV), an emerging over-the-counter (“OTC”) consumer goods and specialty pharmaceutical company engaged in the commercialization, licensing and development of safe and effective non-prescription medicine and consumer care products to improve men’s and women’s health and vitality and respiratory diseases, today announced that it has entered into an exclusive license and distribution agreement with Acerus Pharmaceuticals Corporation, a Canadian public company (TSX:ASP) (“Acerus”), for its product UriVarx® in Canada. The Agreement with Acerus represents one of the first international license and distribution agreements for Innovus Pharma for one of its core multi-million dollar U.S. products. Under the agreement, Innovus Pharma will receive an up-front license payment and is eligible to receive up to CAD$1.65 million dollars in sales milestone payments plus minimum order quantities at an agreed-upon transfer price.

UriVarx® is a Natural Health Product (NHP) approved by Health Canada that helps reduce symptoms of hyperactive bladder such as daytime urinary frequency, urgency and nocturia. The product will be offered by Acerus over-the-counter to Canadians dealing with such symptoms. Nearly 1 in 5 Canadians over the age of 35 experience overactive bladder symptoms1. Men and women’s lives are directly impacted by an overactive bladder, and the current treatment options may come with systemic side effects.

“We are very excited about this partnership with Acerus,” said Dr. Bassam Damaj, the President and Chief Executive Officer of Innovus Pharma. “They have a great presence in the urology field in Canada, they maintain an active dialogue with Canadian patients and they can leverage their existing salesforce to effectively realize revenues from our core product UriVarx®. We believe that UriVarx® is an innovative NHP with a strong clinical data package that can become a major product in the urology field in Canada.”

“Acerus is very happy to be working with Innovus on the license and distribution of UriVarx® in Canada, “ said Tricia Symmes, Chief Operating Officer of Acerus. “Since the product is already approved by Health Canada, the Acerus team expects to launch the product in the second half of 2018 and we expect to potentially generate meaningful revenues this year.”

About UriVarx®

UriVarx® is clinically proven to reduce urinary urgency, accidents and both day and night frequency in Overactive Bladder (“OAB”) and Urinary Incontinence (“UI”) patients.

UriVarx® has undergone two double blind and comparative trials in both male and female OAB and UI patients. The clinical results include:

1.
Reduction of ~56% in Urge Incontinence;
2.
Reduction of ~66% in Stress Incontinence;
3.
Reduction of ~61% in Urinary Urgency;
4.
Reduction of ~33% in Urinary Frequency meaning the total average urinary frequency was in the normal/ideal range after two months of use; and
5.
Reduction of ~46% in Nocturia.

According to the Simon Foundation, Urinary Incontinence affects 26 million Americans with a total market size of $1.1 billion (Source: Medical Devices Inc.). The NAFC (National Association for Continence) estimated that over 33 million Americans suffer from Overactive Bladder with a market size over $2.1 billion (Source: IMS Health).

The product is available in the U.S. through www.urivarx.com and through the Beyond Human® print and online platforms.

About Innovus Pharmaceuticals, Inc.

Headquartered in San Diego, Innovus Pharma is an emerging OTC consumer goods and specialty pharmaceutical company engaged in the commercialization, licensing and development of safe and effective non-prescription medicine and consumer care products to improve men’s and women’s health and vitality and respiratory diseases. Innovus Pharma delivers innovative and uniquely presented and packaged health solutions through its (a) OTC medicines and consumer and health products, which we market directly, (b) commercial partners to primary care physicians, urologists, gynecologists and therapists, and (c) directly to consumers through our on-line channels, retailers and wholesalers. The Company is dedicated to being a leader in developing and marketing new OTC and branded Abbreviated New Drug Application (“ANDA”) products. The Company is actively pursuing opportunities where existing prescription drugs have recently, or are expected to, change from prescription (or Rx) to OTC.

For more information, go to www.innovuspharma.com; www.zestra.com; www.ejectdelay.com; www.myvesele.com; www.urivarx.com; www.sensumplus.com; www.myandroferti.com; www.beyondhumantestosterone.com; www.getbeyondhuman.com; www.trybeyondhuman.com; www.recalmax.com; www.prostagorx.com; www.fluticare.com; www.allervarx.com; and www.apeaz.com.

About Acerus

Acerus Pharmaceuticals Corporation is a Canadian-based specialty pharmaceutical company focused on the development, manufacture, marketing and distribution of innovative, branded products that improve patient experience, with a primary focus in the field of men’s and women’s health. Acerus commercializes its products via its own salesforce in Canada, and through a global network of licensed distributors in the U.S. and other territories.

Acerus currently has two marketed products: ESTRACE®, a product for the symptomatic relief of menopausal symptoms, is commercialized in Canada; and NATESTO®, the first and only testosterone nasal gel for testosterone replacement therapy in adult males diagnosed with hypogonadism, is commercialized in Canada and the U.S. In addition, NATESTO® has been licensed for distribution in 30 countries worldwide. Marketing approvals in jurisdictions outside of North America are expected to take place over the course of the coming years. Acerus’ pipeline includes three innovative product lines: GYNOFLOR™, an ultra-low dose vaginal estrogen combined with a probiotic, for which a NDS has been filed in Canada for the treatment of vaginal atrophy, restoration of vaginal flora and treatment of certain vaginal infections; TEFINA™, a clinical stage product aimed at addressing a significant unmet need for women with female sexual dysfunction; and ELEGANTTM, a franchise comprised of ELEGANTTM Vaginal Moisturizer, which provides comfort to women suffering from vaginal dryness, and ELEGANTTM pH, which is a pH balanced vaginal product. Finally, Acerus owns or has a license to numerous patents relating to proprietary delivery systems as well as novel formulations of products currently in the early stage of development.
Acerus’ shares trade on TSX under the symbol ASP. For more information, visit www.aceruspharma.com and follow them on Twitter and LinkedIn.

Innovus Pharma's Forward-Looking Safe Harbor:

Statements under the Private Securities Litigation Reform Act, as amended: with the exception of the historical information contained in this release, the matters described herein contain forward-looking statements that involve risks and uncertainties that may individually or mutually impact the matters herein described for a variety of reasons that are outside the control of the Company, including, but not limited to, projected revenues from the UriVarx® product in Canada if approved in that country, estimated market for its products, and statements about achieving its other development, growth, commercialization, financial and staffing objectives. Readers are cautioned not to place undue reliance on these forward-looking statements as actual results could differ materially from the forward-looking statements contained herein. Readers are urged to read the risk factors set forth in the Company's most recent filing on Form S-1, annual report on Form 10-K, subsequent quarterly reports filed on Form 10-Q and other filings made with the SEC. Copies of these reports are available from the SEC's website or without charge from the Company.

###

References
1 http://www.canadiancontinence.ca/EN/overactive-bladder-vs-sui.php

Contact:

James S. Painter III
Emerging Markets Consulting, LLC
Tel: 407 340 0226
jamespainter@emergingmarketsllc.com